                                         Revised October, 1996



                                     INDEX
                                     -----

                                    BY-LAWS
                                    -------

                              HOOPER HOLMES, INC.
                              ------------------




                                                                         Page


ARTICLE I       - SHAREHOLDERS...........................................  1

ARTICLE II      - MEETINGS OF SHAREHOLDERS...............................  4

ARTICLE III     - DIRECTORS..............................................  9

ARTICLE IV      - OFFICERS............................................... 13

ARTICLE V       - CAPITAL STOCK.......................................... 14

ARTICLE VI      - SIGNATURES AND ENDORSEMENTS............................ 14

ARTICLE VII     - CORPORATE SEAL......................................... 14

ARTICLE VIII    - FISCAL YEAR............................................ 15

ARTICLE IX      - AMENDMENTS............................................. 15

ARTICLE X       - INDEMNIFICATION........................................ 16



                                    BY-LAWS
                                    -------

                                      OF
                                      --

                              HOOPER HOLMES, INC.
                              -------------------
                           (A New York Corporation)



                                   ARTICLE I

                                 SHAREHOLDERS
                                 ------------

     Section 1.1 CERTIFICATES. The interest of each shareholder of the corporation shall be evidenced by certificates for shares of stock in such form not inconsistent with the Certificate of Incorporation and the Business Corporation Law as the Board of Directors may from time to time prescribe.
Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, the shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

     The certificates of shares shall be signed by the Chairman of the Board, if any, or the President or a Vice-President and by the Secretary or an Assistant

Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chairman of the Board, if any, or the President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved, or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     Section 1.2. FRACTIONAL SHARE INTERESTS.  The corporation may issue
                  ---------------------------
certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law, which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights as set forth in the Certificate of Incorporation, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

     Section 1.3. RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
                  -----------------------------
the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     Section 2.1. TIME AND PLACE.  The annual meeting of the shareholders for
                  ---------------
the election of directors and all special meetings of shareholders for any purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2.2. ANNUAL MEETING.  The annual meeting of
                  ---------------
shareholders of the corporation shall be held during the month of May in each year on such date and at such hour as the directors shall specify, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3. SPECIAL MEETINGS.  Special meetings of the shareholders may
                  -----------------
be called by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of any one or more shareholders owning at least one-third of the common stock of the corporation, issued and outstanding, and entitled to vote, or by the holders of such lesser percentage of said common stock as is authorized by the Business Corporation Law, for the purposes therein expressly contained.

     Section 2.4. RIGHT TO VOTE.  At all meetings of shareholders, the right of
                  --------------
any shareholder to vote shall be governed and determined by the provisions of the Certificate of Incorporation.

     Section 2.5.  NOTICE OF MEETING.  Written notice of the place, date and
                   ------------------
hour of annual and special meetings shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting. Notice of a special meeting shall state the purpose or purposes for which it is called and shall specify the person or persons calling the meeting by whom or at whose direction such notice is being issued. No notice of an adjourned meeting of shareholders need be given unless expressly required by statute. All meetings of the shareholders may be held without notice and without the lapse of any period of time, if at any time before or after such action be completed such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken or by his attorney thereunto authorized.

     2.6.  QUORUM.  Except as otherwise provided by law or the Certificate of
           -------
Incorporation, the holders of record of a majority of the common shares of the corporation, issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If a quorum shall not be present at the time fixed for any meeting, the holders of a majority of such shares so present or so represented may adjourn the meeting from time to time, without further notice.

     2.7.  PRESIDING OFFICERS.  Meetings of the shareholders shall be presided
           -------------------
over by one of the following officers in the order of seniority and if present: the Chairman of the Board, the Vice Chairman, if any, the President, a Vice President, or if none of these is present, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as Secretary of the meeting.

     Section 2.8. VOTING.  Every shareholder entitled to vote at any meeting
                  -------
may so vote in person or by proxy and shall be entitled to one vote for each share of common stock of the corporation held by him of record at the time of the closing of the transfer books or on the record date fixed as hereinbefore provided or if the transfer books are not closed and no such record date shall have been fixed, then at the date of such meeting. At all elections of directors the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect. Any other action shall be decided by a majority of the votes cast except where the Business Corporation Law specifically requires a larger proportion.

     Section 2.9. PROXIES.  Every proxy shall be in writing executed by the
                  --------
Shareholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by law has been given.

     Section 2.10.  INSPECTORS OF ELECTION.  The directors, in advance of any
                    -----------------------
meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and, on the request of any shareholder, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of common stock of the corporation outstanding, the shares thereof represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     Section 2.11.  SHAREHOLDER ACTION WITHOUT MEETING.  Whenever shareholders
                    -----------------------------------
are required or permitted to take any action by vote, such action may be taken without a meeting on written consent or dissent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 3.1.   FUNCTIONS, QUALIFICATIONS AND NUMBER.
                    -------------------------------------
The property and business of the corporation shall be managed by its Board of Directors. Each director shall be at least twenty-one (21) years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors constituting the entire Board shall be at least three (3) but not more than nine (9). Subject to the foregoing limitation, such number may be fixed from time to time by action of the directors or of the shareholders, or, if the number is not so fixed, the number shall be three (3). The number of directors may be increased or decreased by action of directors or shareholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director. The phrase "entire board" refers to the total number of directors which the corporation would have if there were no vacancies.

     Section 3.2    ELECTION AND TENURE.  Effective as of the annual meeting of
                    --------------------
shareholders in 1990, the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of directors of the first class shall expire at the annual meeting of shareholders in 1991, the term of office of the second class at the annual meeting of shareholders in 1992 and the term of office of the third class at the annual meeting of shareholders in 1993. At each annual meeting of shareholders subsequent to 1990, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders after their election. Each director shall hold office until his successor is elected or qualified, or until his earlier resignation or removal. Newly created directorships and any vacancies on the Board of Directors, including vacancies resulting from the removal of directors with or without cause, may be filled by the majority vote of all of the directors then in office, although less than a quorum.

     Section 3.3.   MEETINGS OF THE BOARD.  Regular and special meetings of the
                    ----------------------
Board of Directors shall be held at such time and place, either within or without the State of New York, as shall be fixed by the Board. Special meetings may be held at any time upon the call of the President or any director by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than five (5) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held.
Notice need not be given of regular meetings of the Board of Directors held at
times fixed by resolution of the Board of Directors.   Meetings may be held at
any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

     Section 3.4.   QUORUM AND ACTION.  A majority of the entire Board shall
                    ------------------
constitute a quorum except when vacancy prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote. The Chairman of the Board, if any, and if present, shall preside at all meetings. Otherwise, the Vice Chairman, the President, if present, or any director chosen by the Board, shall preside.

     Section 3.5.   REMOVAL OF DIRECTORS.  Any or all of the directors may be
                    ---------------------
removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

     Section 3.6.   COMMITTEES.  By resolution adopted by a majority of the
                    -----------
entire Board of Directors, the Directors may designate from their number, three or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Laws.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     The directors, initially and at their first meeting each year following the meeting of shareholders at which they were elected, may elect or appoint a Chairman of the Board of Directors and a Vice Chairman, and shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.
Officers shall have such powers and duties as generally pertain to their respective offices and as defined in the resolution appointing them. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

     The total number of shares which the corporation shall henceforth have is 20,000,000 to be common at a par value of $0.04 each.

                                  ARTICLE VI

                          SIGNATURES AND ENDORSEMENTS
                          ---------------------------

     All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE VII

                                CORPORATE SEAL
                                --------------

     The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                 ARTICLE VIII

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the 31st day of December next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

     Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be amended or repealed, and new By-Laws may be adopted by vote of the shareholders entitled at the time to vote for the election of directors. By-Laws may also be amended, repealed or adopted by resolution adopted by a majority of the entire Board of Directors at any regular or special meeting; provided, however, that any By-law or amendment to the By-laws so adopted by the Board of Directors may be amended or repealed, and any By-law so repealed by the Board may be reinstated, by vote of the shareholders entitled to vote thereon as hereinabove provided, in which case the Board shall not thereafter take action with respect to the By-laws which is inconsistent with the action so taken by such shareholders. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     The Corporation shall (a) indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein, and (b) indemnify any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or served any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.